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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Starwood Hotels & Resorts Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1193298

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1111 Westchester Avenue, Whiten Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement to which this form relates: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c) please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Each Class is
to be so Registered	to be Registered

Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to be Registered.

     On March 15, 1999, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) filed a Registration Statement on Form 8-A (the “March 15 Form 8-A”) registering Preferred Stock Purchase Rights pursuant to a Rights Agreement adopted by the Company (the “Rights Agreement”). Pursuant to Section 21 of the Rights Agreement, the Company has appointed American Stock Transfer and Trust Company, a New York banking corporation, to serve as Rights Agent replacing Mellon Investor Services, LLC.

Item 2. Exhibits.

Exhibit Number	Description

4	Second Amendment to Rights Agreement and Agreement of Substitution, dated as of October 24, 2003, between Starwood Hotels & Resorts Worldwide, Inc. and American Stock Transfer and Trust Company.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC

	By:	/s/ Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Executive Vice President,
General Counsel and Secretary
Date: October 30, 2003